UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2016

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35423	90-0640593
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois		60532

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of SunCoke Energy, Inc. (the “Company”) was held on May 5, 2016. At the Annual Meeting, the Company’s stockholders voted on the following matters:

1. On the matter of the election of three directors, John W. Rowe, Andrew D. Africk and Robert A. Peiser, to the class of directors whose term expires in 2019, the vote was as follows:

Nominee	Votes For	Votes Against	No. of Shares Abstaining
Andrew D. Africk	48,115,316	335.307	54,114
Robert A. Peiser	48,086,476	341,758	76,503
John W. Rowe	42,347,799	362,663	5,794,275

Number of broker non-votes: 6,299,074.

2. On the matter of the non-binding advisory vote to approve the Company’s executive compensation, the vote was as follows:

Votes For	Votes Against	Votes Abstained
40,884,809	7,538,931	80,997

Number of broker non-votes: 6,299,074.

3. On the matter of the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, the vote was as follows:

Votes For	Votes Against	Votes Abstained
54,620,864	106,166	76,781

There were no broker non-votes with respect to this matter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ John J. DiRocco Jr.
John J. DiRocco Jr.
Vice President, Assistant General Counsel and
Corporate Secretary

Date: May 5, 2016